UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2016

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2480 Briarcliff Rd NE, #6, Suite 159, Atlanta, GA		30329
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (866) 674-5238, x1

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2016, Vystar Corporation (the “Company”) and NHS Holdings, LLC, the parent of Nature’s Home Solutions, LLC, a Massachusetts limited liability company (“NHS”), entered into a Distribution Agreement with respect to the distribution of finished parts and components of home furnishing goods, and other products manufactured with the Company’s patented Vytex®NRL process.

The Agreement provides that NHS shall be the exclusive world-wide distributor for such home furnishing goods, and the non-exclusive world-wide distributor of products in other industries utilizing the Vytex®NRL process. The Company will be paid seven percent (7%) of the cost of such products to NHS.

NHS has the right to sublicense its rights under the Agreement. In such event, NHS will be obligated to pay one-third of all license royalties paid to it to the Company.

The Agreement is perpetual unless NHS terminates the Agreement with thirty (30) days’ notice, or a party breaches the Agreement and does not cure the breach in 45 days from receipt of notice of such breach from the non-breaching party.

The Agreement terminates and supersedes the prior agreement between the Company and NHS dated January 20, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Distribution Agreement dated September 30, 2016, between the Company and NHS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

By:	/s/ William R. Doyle
William R. Doyle Chairman, President and Chief Executive Officer

Date:  October 6, 2016